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                                         EXHIBIT 10.4


                               SUN COMPANY, INC.

                          DEFERRED COMPENSATION PLAN


                                 Introduction



       A. Executive Resources who are participants in the Executive Incentive Plan (hereinafter called the "Incentive Plan") of Sun Company, Inc. (hereinafter called the "Company"), constitute a select group of management or highly compensated employees.

       B. The Incentive Plan provides that the Board of Directors may pay bonuses annually, as additional compensation to such employees as the Board determines have principally contributed to the profitability of the Company.

       C. The Company has established this Deferred Compensation Plan to provide Executive Resources who are participants in the Incentive Plan with the option to irrevocably defer the receipt of all or a portion of the bonus to which such participants would otherwise be entitled, subject to the terms and conditions hereinafter set forth.
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                            SUBSTANTIVE PROVISIONS

                                   ARTICLE I
                                  Definitions

     1.1 COMMITTEE means the Compensation Committee of the Board of Directors of Sun Company, Inc.

     1.2 DEFERRED BONUS ACCOUNT with respect to any Participant means the total amount of the Company's promise to pay an executive the deferred amount in his account, in addition to any interest accumulation.

     1.3 EXECUTIVE RESOURCE means any employee who is employed by the Company as a principal officer or in a job which, in accordance with the Company's job evaluation program, has been assigned 1400 or more Hay points, and any other employee who is designated by the Board Committee as being an Executive for purposes of this Plan.

     1.4 PARTICIPANT means an Executive Resource who meets the eligibility requirements of the Incentive Plan and who is participating in this Plan.

     1.5 PERMANENT AND TOTAL DISABILITY - A Participant shall be deemed to be permanently and totally disabled if he is eligible to receive benefits under his employer's long-term disability plan.

     1.6 PLAN means the Deferred Compensation Plan set forth herein and as it may be amended from time to time.

     1.7 RETIREMENT means the date on which a Participant is retired in accordance with his employer's retirement plan, program, or policy.

     1.8 SUBSIDIARIES means corporations in which the Company, directly or indirectly owns fifty percent or more of the outstanding voting stock.

                                   ARTICLE II
                              Deferral of Bonuses

     2.1 ELECTION TO DEFER - A Participant may elect to defer all or a portion of his bonus to be awarded under the Incentive Plan by filing a written election with the Committee on forms to be prescribed by the Committee. Such election must include a designation of beneficiary and an irrevocable election of a method of payment as described in Articles IV and V. Any such election shall apply only to bonuses to be
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          earned in years beginning after the effective date of the election.

     2.2 AMOUNT OF DEFERRAL - The amount of bonus to be deferred in any year shall be designated by the Participant as a percentage of his bonus in multiples of 5% but shall not be less than 10%.

     2.3 TIME OF ELECTION - A separate election to defer must be filed for each year and must be received by the Committee by the end of the year preceding the year in which the bonus is earned. Any election by a Participant with respect to a bonus in a given year will not preclude a different action with respect to bonuses in subsequent years.

                                  ARTICLE III
                            Deferred Bonus Accounts

     3.1 CREATION OF DEFERRED BONUS ACCOUNT - The Company shall establish a Deferred Bonus Account for each Participant. The account will be the method the Company shall use to record any deferred bonus at the time Participant would have otherwise first been entitled to such bonus.

     3.2 CREDITING INTEREST EQUIVALENTS - As additional deferred compensation, the Company shall credit Participant's Deferred Bonus Account on January 1, of each year with an interest factor determined each year by the Committee, to be compounded on the basis of the balance in the Participant's Deferred Bonus Account.

                                   ARTICLE IV
                          Payment of Deferred Bonuses

     4.1 TIME OF PAYMENT - All payments of a Participant's Deferred Bonus Account shall be made at, or shall commence on, the earliest of the following date:

          a.   Separation, from employment,
          b.   Retirement,
          c.   Permanent and total disability, and
          d. Death of a participant, in which case, payment will be made to the heir, beneficiary, or successor designated by the employee under Article V.

          provided, however, that the Participant may irrevocably designate such other date on which payment will commence, so long as the latest date shall not be more than three years following retirement or separation from employment.
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     4.2  METHOD OF PAYMENT - Participant shall have the option of selecting either a lump sum payment or a series of annual installments (not exceeding ten), provided such election is irrevocable and made at the date of deferral.

     4.3 HARDSHIP DISTRIBUTION - Participant may request a modification in the payment terms hereunder only in the event of severe financial hardship and only to the extent reasonably necessary to eliminate the hardship. Such request shall specify in detail the grounds for the requested modification and shall be referred to the Committee. A qualifying severe financial hardship must be caused by accident, illness, or event beyond the control of the Participant. The decision of the Committee with respect to the requested modification shall be solely at the discretion of the Committee and in accordance with its evaluation of the exigencies of the situation. Such decision shall be binding on the Company and Participant.

                                   ARTICLE V
                          Designation of Beneficiaries

     The Participant shall name a beneficiary to receive any payments due him at the time of his death, with the right to change such beneficiary at any time. In case of a failure of designation or the death of the designated beneficiary without a designated successor, distribution shall be made to the person or persons designated as beneficiary in the designation most recently filed under the Sun Company, Inc. Stock Purchase Program or Employees' Savings Program, or if no such designation has been made or the Participant is not participating in such programs, the surviving spouse of a deceased Participant, or, if there is no surviving spouse, the children of the Participant in equal shares (the share of any child who predeceases the Participant to go in equal shares to the issue of such deceased child), or if there is no surviving spouse, child, or issue of such children, the estate of the Participant. No designation of beneficiaries shall be valid unless in writing signed by the Participant, dated and filed with the Committee. Upon the Participant's death, any balance in the Participant's Deferred Bonus Account is payable under the method elected by the Participant or in such other manner as the Committee may determine in its sole discretion.

                                   ARTICLE VI
                               Source of Payment

     All payments of deferred bonuses shall be paid in cash from the general funds of the Company and the Company shall be under no obligation to segregate any assets in connection with the maintenance of the Deferred Bonus Account, nor shall anything contained in this Plan nor any action taken pursuant to the Plan create or be construed to create a trust of any kind, or a
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     fiduciary relationship between the Company and Participant. Title to the beneficial ownership of any assets, whether cash or investments, which the Company may designate to pay the amount credited to the Deferred Bonus Account shall at all times remain in the Company and Participant shall not have any property interest whatsoever in any specific assets of the Company. Participant's interest in the Deferred Bonus Account shall be limited to the right to receive payments pursuant to the terms of this Plan and such rights to receive shall be no greater than the right of any other unsecured general creditor of the Company.

                                  ARTICLE VII
                           Nonalienation of Benefits

     Participant shall not have the right to sell, assign, transfer or otherwise convey or encumber in whole or in part the right to receive any payment under this Plan except in accordance with Article V.

                                  ARTICLE VIII
                              Acceptance of Terms

     The terms and conditions of this Plan shall be binding upon the heirs, beneficiaries, and other successors in interest of Participant to the same extent that said terms and conditions are binding upon the Participant. This Plan shall not be construed in any way as an employment contract requiring the Company or Participant to continue the employment relation.

                                   ARTICLE IX
                           Administration of the Plan

     The Plan shall be administered by the Committee which may make such rules and regulations and establish such procedures for the administration of this Plan as it deems appropriate. In the event of any dispute or disagreements as to the interpretation of this Plan or of any rules, regulation, or procedure or as to any questioned right or obligation arising from or related to this Plan, the decision of the Committee shall be final and binding upon all persons.

                                   ARTICLE X
                           Termination and Amendment

     The Plan may be terminated at any time by the Board of Directors of Sun Company, Inc., and may be amended at any time by the Committee provided, however, that no such amendment or termination shall adversely affect the rights of Participants or their beneficiaries with respect to amounts credited to Deferred Bonus Accounts prior to such amendment or termination, without the written consent of the Participant.
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                                   ARTICLE XI
                                  Construction

     In the case of any one or more of the provisions contained in this Plan shall be invalid, illegal, or unenforceable in any respect the remaining provisions shall be construed in order to effectuate the purposes hereof and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.